EXHIBIT 99.2

DARLING INTERNATIONAL ANNOUNCES
FOURTH QUARTER AND YEAR-END 2007
EARNINGS CONFERENCE CALL AND WEBCAST
Announces Retention of Investor Relations Firm

FEBRUARY 22, 2008 – IRVING, TEXAS –   Darling International, Inc. (NYSE: DAR) will hold a conference call and webcast on Thursday, February 28, 2008 to discuss the Company’s fourth quarter and year-end 2007 results.  The teleconference will begin at 10:00 a.m. Eastern Time and will be hosted by Mr. Randall Stuewe, CEO and Chairman of the Board, and Mr. John Muse, Executive Vice President of Finance and Administration.  The related press release will be issued after the market closes on February 27, 2008.

To participate in the teleconference, please dial into the call a few minutes before the start time: 800-341-2312.  International callers are invited to call 347-284-6935.  Please refer to confirmation code 40047541.  A replay of the call will be available two hours after the completion of the call through March 6, 2008.  To access the replay, please dial 866-891-3570, or if you are calling internationally, dial 585-295-6791. Please refer to confirmation code 93701760.  The live Web-cast and archived replay also can be accessed on the Company’s Web site at http://www.darlingii.com/investors/investors.asp.

Additionally, Darling today announced it has retained Dallas-based Halliburton Investor Relations to manage the company’s investor relations program.  As a part of its financial communications initiatives for Darling, Halliburton Investor Relations will focus on promoting investor awareness of Darling’s operational and financial performance, and broadening the company’s institutional shareholder base.

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Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats, meat and bone meal, and hides. These products are primarily sold to agricultural, leather, oleo-chemical and bio-diesel manufacturers around the world.  In addition, the Company provides grease trap collection services and sells equipment to restaurants. For additional information, visit the company’s Web site at www.darlingii.com.

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FOR MORE INFORMATION CONTACT:

John O. Muse, Executive Vice President of	251 O’Connor Ridge Blvd., # 300
Finance and Administration, or	Irving, Texas 75038

Brad Phillips, Treasurer	Phone: 972-717-0300